UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2007

The Boston Beer Company, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      On January 22, 2006, Thomas W. Lance, 53, joined the Registrant as Vice President of Operations. In this new role, Mr. Lance will have primary responsibility for all of the Registrant's brewery operations, including supply chain and purchasing, customer service, and logistics. Before joining the Registrant, Mr. Lance had been Executive Vice President, Operations, of Ken's Foods of Marlborough, Massachusetts for more than five years.

      Mr. Lance's annual salary will be $300,000, and he is eligible to receive up to 50% of his salary as a bonus, based upon the achievement of both company-wide and individual goals, which bonus would be payable in the first quarter 2008. In addition, the Registrant will grant Mr. Lance (i) an option to purchase 80,000 shares of the Registrant's Class A Common Stock, the vesting of which will be contingent on the achievement of certain performance goals over the next two years, and (ii) 10,000 shares of Restricted Stock, both of which will be in accordance with the terms of the Registrant's Employee Equity Incentive Plan, as amended.

Mr. Lance has no family or other material relationship with the Registrant (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Registrant).

The Registrant issued a press release regarding such appointment, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Exhibit 99.1 - Press Release of The Boston Beer Company, Inc. dated January 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.
(Registrant)

s/ Martin F. Roper

Date: January 25, 2006	Martin F. Roper
Chief Executive Officer
(Signature)*

*Print name and title of the signing officer under his signature.

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